Exhibit 10.21
FINANCIAL INSTITUTION RESTRICTED STOCK UNIT AWARD
granted under the
LPL Financial Holdings Inc.
2010 OMNIBUS EQUITY INCENTIVE PLAN

This agreement (the “Agreement”) evidences the grant of an award by LPL Financial Holdings Inc., a Delaware corporation (the “Company”), to [•] (the “Participant”) pursuant to the Company’s 2010 Omnibus Equity Incentive Plan (as amended from time to time, the “Plan”). For purposes of this Agreement, the “Grant Date” shall mean [•], 20[•].
1.Restricted Stock Unit Award.
The Participant is hereby awarded, pursuant to the Plan and subject to its terms, a Restricted Stock Unit award (the “Award”) giving the Participant the conditional right to receive, without payment but subject to the conditions and limitations set forth in this Agreement and in the Plan, [•] shares of Stock of the Company (the “Shares”).
2.Vesting.

(a).
Time-Based Vesting. The Award shall become vested as to 100% of the Shares on the third anniversary of the Grant Date (such third anniversary, the “Vesting Date”); provided that the Participant remains in continuous Service through the Vesting Date.

(b).
Termination of Service. Automatically and immediately upon the cessation of the Participant’s Service, the Award (i) if not then vested, shall terminate, and (ii) whether vested or unvested, shall terminate if the Participant’s Service is terminated for Cause.

3.Delivery of Shares.
Subject to Sections 2(b) and 6 of this Agreement, the Company shall effect delivery of vested Shares to the Participant within thirty (30) days of the Vesting Date.
No Shares will be issued pursuant to this Award unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Administrator.
4.Dividends; Other Rights.
The Award shall not be interpreted to bestow upon the Participant any equity interest or ownership in the Company or any Affiliate prior to the date on which the Company delivers Shares to the Participant. The Participant is not entitled to vote any Shares by reason of the granting of this Award or to receive or be credited with any dividends declared and payable on any Share prior to the payment date with respect to such Share. The Participant shall have the rights of a shareholder only as to those Shares, if any, that are actually delivered under this Award.
5.Certain Tax Matters.
The Participant expressly acknowledges that because this Award consists of an unfunded and unsecured promise by the Company to deliver Shares in the future, subject to the terms hereof, it is not possible to make a so-called “83(b) election” with respect to the Award. In no event shall the Company have any liability relating to the failure or alleged failure of any payment or benefit under this Agreement to comply with, or be exempt from, the requirements of Section 409A.
6.Covered Transaction.
In the event of a Covered Transaction prior to the Vesting Date, the Administrator may require that any amounts delivered, exchanged, or otherwise paid in respect of the Award be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

7.Nontransferability.
Neither this Award nor any rights with respect thereto may be sold, assigned, transferred, pledged or otherwise encumbered, except as the Administrator may otherwise determine.
8.Effect on Service.
Neither the grant of the Award, nor the issuance of Shares, if any, hereunder shall give the Participant any right to continue to be licensed by or affiliated with the Company or any of its Affiliates and shall not affect in any way the right of the Company or any of its Affiliates to terminate the Participant’s Service at any time.
9.Governing Law.
This Agreement shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
10.Repurchase by Company.
If the Participant’s Service is terminated by reason of Cause, the Company may repurchase from the Participant the Shares received by the Participant under this Award and then held by the Participant without consideration. If the Participant no longer holds the Shares, the Board may require that the Participant remit or deliver to the Company (a) the amount of any gain realized upon the sale of any Shares under this Award, (b) any consideration received upon the exchange of any Shares under this Award (or to the extent that such consideration was not received in the form of cash, the cash equivalent thereof valued at the time of the exchange) and (c) to the extent that the Shares were transferred by gift or without consideration, the value of the Shares determined at the time of gift or transfer.
11.Provisions of the Plan.
This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the date of the grant of the Award has been furnished to the Participant. By accepting all or any part of the Award, the Participant agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of this Agreement shall control.
12.Definitions.
The initially capitalized terms Participant and Grant Date shall have the meanings set forth on the first page of this Agreement; initially capitalized terms not otherwise defined herein shall have the meaning provided in the Plan, and, as used herein, the following term shall have the meaning set forth below:
“Service”: The Participant’s relationship with the Company or any of its Affiliates as a service provider will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is providing services in a capacity described in Section 5 of the Plan to the Company or any of its Affiliates. For purposes of this Agreement and Plan, Service shall have the same meaning in respect to such service providers as “Employment” has to Employees, as set forth in the Exhibit A to the Plan, and, in interpreting the provisions of the Plan as they may apply to this Award, any reference to “Employment” (including, but not limited to, any such reference in the definition of “Cause”) shall be construed as a reference to “Service”.
13.General.
For purposes of this Agreement and any determinations to be made by the Administrator, the determinations of the Administrator shall be binding upon the Participant and any transferee.
14.Representations and Warranties of Participant.
By acknowledging and executing this Agreement, the Participant represents that:

(a).
the Participant has been advised that the Award and the securities issuable hereunder have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available;

(b).
the Award and the securities issuable hereunder are being acquired for investment, solely for the Participant’s own account and not with a view to, or for resale in connection with, the distribution thereof in violation of the Securities Act;

(c).
the Participant has such knowledge and experience in financial and business matters that the Participant is capable of evaluating the merits and risks of acquiring the Award and any securities issuable hereunder, is able to incur a complete loss of such investment in the securities and is able to bear the economic risk of an investment in the securities for an indefinite period of time;

(d).	the Participant qualifies as an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act; and

(e).
the Participant had and continues to have an opportunity to question, and to receive information from the Company concerning the Company and the terms and conditions of this transaction, and is familiar with the operations and affairs of the Company.

The Participant acknowledges that the delivery of any Shares pursuant to this Award is contingent upon the representations and warranties of the Participant as set forth in this Section 14 being true and correct as of the date of such delivery.
[Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed under its corporate seal by its duly authorized officer. This Agreement shall take effect as a sealed instrument.

LPL FINANCIAL HOLDINGS INC.

By:___________________________
Name:
Title:

Dated:

Acknowledged and Agreed:

[PARTICIPANT]

By:__________________________
Name:
Title: